UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/03/2007

Magellan Midstream Holdings, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32745

DE	20-4328784
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, MD 28-1
Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On April 3, 2007, Magellan Midstream Partners, L.P. ("MMP") provided notice to the holders of the Magellan Pipeline Series B Notes (the "Notes") of optional prepayment of such Notes in full pursuant to the Amended and Restated Note Purchase Agreement dated May 25, 2004 among Magellan Pipeline Company, L.P., Magellan Midstream Partners, L.P. and Magellan GP, LLC and each of the holders thereto. The optional prepayment notice accelerated the payment date of the Notes from October 7, 2007 to May 3, 2007. The amount due on May 3, 2007 will be approximately $276.1 million, which includes accrued interest and a make-whole payment of approximately $2.0 million. Since we own and control MMP's general partner, we reflect our ownership interest in MMP on a consolidated basis, which means that our financial results are combined with MMP's and MMP's general partner's financial results.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Holdings, L.P.

Date: April 09, 2007	By:	/s/ Lonny E. Townsend
Lonny E. Townsend
Vice President, General Counsel and Secretary